                                                                    Exhibit 4.51

                               DATED June 7, 2005


               (1)  MITEL NETWORK HOLDINGS LIMITED
                    as Chargor

               (2)  HIGHBRIDGE INTERNATIONAL, LLC
                    as Security Agent

                                   ----------
                                  SHARE CHARGE
                                   ----------






                                Speechly Bircham
                               6 St Andrew Street
                                     London
                                    EC4A 3LX
                                Doc No. 1130720-3

                               TABLE OF CONTENTS

                                                                           PAGE
 1.  DEFINITIONS AND INTERPRETATION                                           2
 2.  CLAWBACK                                                                 5
 3.  FIXED CHARGE                                                             6
 4.  REPRESENTATIONS AND WARRANTIES                                           6
 5.  VOTING RIGHTS                                                            7
 6.  DIVIDENDS AND OTHER DISTRIBUTIONS                                        7
 7.  COVENANTS                                                                7
 8.  POWERS OF THE SECURITY TRUSTEE                                           8
 9.  PROVISIONS AS TO SECURITY                                                9
10.  ENFORCEABILITY                                                          10
11.  ENFORCEMENT OF SECURITY                                                 10
12.  APPLICATION OF PROCEEDS                                                 11
13.  POWER OF ATTORNEY                                                       12
14.  NEW ACCOUNTS                                                            13
15.  SUSPENSE ACCOUNTS                                                       13
16.  SET OFF                                                                 14
17.  TRANSFERS                                                               15
18.  RELEASE OF SECURITY                                                     15
19.  MISCELLANEOUS                                                           15
20.  NOTICES                                                                 17
21.  GOVERNING LAW                                                           17
22.  JURISDICTION                                                            17
23.  RELATIONSHIP WITH SECURITIES PURCHASE AGREEMENT--OVERRIDING PROVISIONS  18

THIS SHARE CHARGE IS MADE BY WAY OF DEED ON                        2005

BETWEEN:

(1) MITEL NETWORK HOLDINGS LIMITED A PRIVATE COMPANY LIMITED BY SHARES INCORPORATED IN ENGLAND AND WALES UNDER NUMBER 1309629 WHOSE REGISTERED OFFICE IS AT MITEL BUSINESS PARK, PORTSKEWETT, CALDICOT, GWENT NP26 5YR (THE "CHARGOR"); AND

(2) HIGHBRIDGE INTERNATIONAL, LLC (THE "SECURITY AGENT" AS SECURITY TRUSTEE FOR ITSELF AND THE OTHER SECURED PARTIES).

RECITALS:

(A) THE SECURITY AGENT HAS ENTERED INTO THE SECURITIES PURCHASE AGREEMENT AND THE NOTES (EACH AS DEFINED BELOW) WITH, INTER ALIA, THE BORROWER.

(B) IT IS A CONDITION OF THE SECURITIES PURCHASE AGREEMENT AND THE NOTES THAT THE CHARGOR ENTERS INTO THIS SHARE CHARGE.

(C) IT IS INTENDED BY THE PARTIES TO THIS SHARE CHARGE THAT THIS DOCUMENT WILL TAKE EFFECT AS A DEED DESPITE THE FACT THAT A PARTY MAY ONLY EXECUTE THIS SHARE CHARGE UNDER HAND.

NOW THE DEBENTURE WITNESSES AS FOLLOWS:

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     TERMS DEFINED IN THE SECURITIES PURCHASE AGREEMENT AND/OR THE NOTES SHALL, SAVE AS OTHERWISE EXPRESSLY PROVIDED HEREIN, HAVE THE SAME MEANING OR CONSTRUCTION IN THIS SHARE CHARGE AND IN ADDITION:

     "BORROWER" MEANS MITEL NETWORKS CORPORATION, A CORPORATION INCORPORATED UNDER THE LAWS OF CANADA.

     "COLLATERAL" MEANS THE SHARES AND THE DERIVATIVE ASSETS.

     "COLLATERAL AGENCY AGREEMENT" MEANS THE COLLATERAL AGENCY AGREEMENT DATED ON OR ABOUT THE DATE HEREOF BETWEEN, AMONG OTHERS, THE SECURITY AGENT, THE BORROWER AND THE NOTEHOLDERS (AS DEFINED THEREIN);

     "DERIVATIVE ASSETS" MEANS ALL ASSETS DERIVING FROM THE SHARES INCLUDING ALL ALLOTMENTS, ACCRETIONS, OFFERS, RIGHTS, DIVIDENDS, DISTRIBUTIONS, INTEREST, BENEFITS AND ADVANTAGES WHATSOEVER AT ANY TIME ACCRUING, OFFERED OR ARISING IN RESPECT OF OR INCIDENTAL TO THE SHARES AND ALL STOCK, SHARES, RIGHTS, MONEY OR PROPERTY ACCRUING OR OFFERED AT ANY TIME BY WAY OF CONVERSION, REDEMPTION, BONUS, PREFERENCE, EXCHANGE, PURCHASE, SUBSTITUTION, OPTION RIGHTS OR OTHERWISE.

     "EVENT OF DEFAULT" MEANS THE OCCURRENCE OF AN EVENT OF DEFAULT (HOWSOEVER DESCRIBED) UNDER ANY OF THE TRANSACTION DOCUMENTS AND/OR THE FAILURE OF THE CHARGOR TO COMPLY WITH ANY OF ITS OBLIGATIONS UNDER THIS SHARE CHARGE.

     "NOTES" MEANS THE SENIOR SECURED CONVERTIBLE LOAN NOTES ISSUED PURSUANT TO THE SECURITIES PURCHASE AGREEMENT.

     "SECURITIES PURCHASE AGREEMENT" MEANS THE SECURITIES PURCHASE AGREEMENT AMONG THE BORROWER, THE SECURITY AGENT AND THE OTHER PARTIES REFERRED TO THEREIN AS "BUYERS" MADE OR TO BE MADE ON OR ABOUT THE DATE OF THIS SHARE CHARGE.

     "SECURED OBLIGATIONS" MEANS ALL PRESENT AND FUTURE OBLIGATIONS AND LIABILITIES (WHETHER ACTUAL OR CONTINGENT, WHETHER OWED JOINTLY, SEVERALLY OR IN ANY OTHER CAPACITY WHATSOEVER AND WHETHER ORIGINALLY INCURRED BY THE BORROWER OR BY SOME OTHER PERSON) OF THE BORROWER WHICH ARE NOW OR MAY AT ANY TIME HEREAFTER BE DUE, OWING OR PAYABLE, OR EXPRESSED TO BE DUE, OWING OR PAYABLE TO THE SECURITY AGENT UNDER EACH OF THE TRANSACTION DOCUMENTS.

     "SECURED PARTIES" MEANS THE SECURITY AGENT AND THE BUYERS FROM TIME TO TIME UNDER THE SECURITIES PURCHASE AGREEMENT, AND "SECURED PARTY" MEANS ANY OF THEM.

     "SECURITY" INCLUDES ANY MORTGAGE, FIXED OR FLOATING CHARGE, ENCUMBRANCE, LIEN, PLEDGE, HYPOTHECATION, ASSIGNMENT BY WAY OF SECURITY, OR TITLE RETENTION ARRANGEMENT (OTHER THAN IN RESPECT OF GOODS PURCHASED IN THE ORDINARY COURSE OF TRADING), AND ANY AGREEMENT OR ARRANGEMENT HAVING SUBSTANTIALLY THE SAME ECONOMIC OR FINANCIAL EFFECT AS ANY OF THE FOREGOING (INCLUDING ANY "HOLD BACK" OR "FLAWED ASSET" ARRANGEMENT).

     "SECURITY PERIOD" MEANS THE PERIOD BEGINNING ON THE DATE OF THIS SHARE CHARGE AND ENDING ON THE DATE ON WHICH THE SECURED OBLIGATIONS HAVE IRREVOCABLY BEEN PAID OR DISCHARGED IN FULL.

     "SHARES" MEANS THE 73,816,467 ORDINARY FULLY PAID UP SHARES OF POUND STERLING1.00 EACH IN MITEL NETWORKS LIMITED, REPRESENTING 100% OF THE ENTIRE ISSUED ORDINARY SHARE CAPITAL OF MITEL NETWORKS LIMITED REGISTERED IN THE NAME OF THE CHARGOR AT THE DATE HEREOF, AND ALL OTHER SHARES IN MITEL NETWORKS LIMITED OWNED BY THE CHARGOR AT ANY TIME DURING THE SECURITY PERIOD.

     "TRANSACTION DOCUMENTS" MEANS THE SECURITIES PURCHASE AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS (AS DEFINED IN THE NOTES), THE COLLATERAL AGENCY AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT (AS DEFINED IN THE NOTES).

1.2  INTERPRETATION

     IN THIS SHARE CHARGE, UNLESS OTHERWISE SPECIFIED:

     (A) REFERENCES TO CLAUSES AND SCHEDULES ARE TO CLAUSES AND SCHEDULES TO THIS SHARE CHARGE,

     (B) HEADINGS TO CLAUSES ARE FOR CONVENIENCE ONLY AND ARE TO BE IGNORED IN CONSTRUING THIS SHARE CHARGE,

     (C) REFERENCES TO A "PERSON" ARE TO BE CONSTRUED SO AS TO INCLUDE ANY INDIVIDUAL, FIRM, COMPANY, GOVERNMENT, STATE OR AGENCY OF A STATE, LOCAL OR MUNICIPAL AUTHORITY, OR ANY JOINT VENTURE, ASSOCIATION OR PARTNERSHIP (WHETHER OR NOT HAVING SEPARATE LEGAL PERSONALITY);

     (D) REFERENCES TO A "COMPANY" ARE TO BE CONSTRUED SO AS TO INCLUDE ANY COMPANY, CORPORATION OR OTHER BODY CORPORATE, WHEREVER AND HOWEVER INCORPORATED OR ESTABLISHED;

     (E) REFERENCES TO ANY STATUTE OR STATUTORY PROVISION ARE TO BE CONSTRUED AS REFERENCES TO THE SAME AS IT MAY HAVE BEEN, OR MAY FROM TIME TO TIME BE, AMENDED, MODIFIED OR RE-ENACTED, AND INCLUDE REFERENCES TO ALL BYE-LAWS, INSTRUMENTS, ORDERS AND REGULATIONS FOR THE TIME BEING MADE THEREUNDER OR DERIVING VALIDITY THEREFROM;

     (F) ANY REFERENCE TO A "DAY" (INCLUDING WITHIN THE PHRASE BUSINESS DAY) SHALL MEAN A PERIOD OF 24 HOURS RUNNING FROM MIDNIGHT TO MIDNIGHT;

     (G)  REFERENCES TO TIME ARE TO LONDON TIME;

     (H) ANY REFERENCE IN THIS SHARE CHARGE TO "THIS SHARE CHARGE", THE SECURITIES PURCHASE AGREEMENT, THE NOTES, THE COLLATERAL AGENCY AGREEMENT OR ANY OTHER DEED, AGREEMENT OR INSTRUMENT IS A REFERENCE TO THIS SHARE CHARGE OR, AS THE CASE MAY BE, THE RELEVANT DEED, AGREEMENT OR INSTRUMENT AS AMENDED, SUPPLEMENTED, REPLACED OR NOVATED FROM TIME TO TIME AND INCLUDES A REFERENCE TO ANY DOCUMENT WHICH AMENDS, SUPPLEMENTS, REPLACES, NOVATES OR IS ENTERED INTO, MADE OR GIVEN PURSUANT TO OR IN ACCORDANCE WITH ANY OF THE TERMS OF THIS SHARE CHARGE OR, AS THE CASE MAY BE, THE RELEVANT DEED, AGREEMENT OR INSTRUMENT;

     (I) A REFERENCE IN THIS SHARE CHARGE TO ANY "ASSETS" INCLUDES PRESENT AND FUTURE PROPERTIES, REVENUES AND RIGHTS OF EVERY DESCRIPTION; AND

     (J) THE SECURITY AGENT HOLDS THE SECURITY CONSTITUTED BY THIS DEED ON TRUST FOR THE SECURED PARTIES IN ACCORDANCE WITH THE PROVISIONS OF THE COLLATERAL AGENCY AGREEMENT; AND

     (K) SECTION 1 OF THE TRUSTEE ACT 2000 SHALL NOT APPLY TO THE DUTIES OF THE SECURITY AGENT IN RELATION TO THE TRUSTS CONSTITUTED BY THIS SHARE CHARGE. WHERE THERE ARE ANY INCONSISTENCIES BETWEEN THAT ACT AND THE PROVISIONS OF THIS SHARE CHARGE, THE PROVISIONS OF THIS SHARE CHARGE SHALL, TO THE EXTENT ALLOWED BY LAW, PREVAIL AND IN THE CASE OF ANY INCONSISTENCY WITH THAT ACT, THE PROVISIONS OF THIS SHARE CHARGE SHALL CONSTITUTE A RESTRICTION OR EXCLUSION FOR THE PURPOSES OF THAT ACT.

2.   CLAWBACK

     (A) IF THE SECURITY AGENT CONSIDERS THAT ANY AMOUNT PAID OR CREDITED TO IT IS CAPABLE OF BEING AVOIDED OR REDUCED BY VIRTUE OF ANY BANKRUPTCY, INSOLVENCY, LIQUIDATION OR SIMILAR LAWS THE LIABILITY OF THE CHARGOR UNDER THIS SHARE CHARGE AND THE SECURITY CONSTITUTED HEREBY WILL CONTINUE AND SUCH AMOUNT WILL NOT BE CONSIDERED TO HAVE BEEN IRREVOCABLY PAID.

     (B) WHERE ANY DISCHARGE (WHETHER IN RESPECT OF THE OBLIGATIONS OF THE CHARGOR, THE BORROWER OR ANY SECURITY FOR THOSE OBLIGATIONS OR OTHERWISE) IS MADE IN WHOLE OR IN PART OR ANY ARRANGEMENT IS MADE ON THE FAITH OF ANY PAYMENT, SECURITY OR OTHER DISPOSITION WHICH IS AVOIDED OR MUST BE RESTORED ON INSOLVENCY, LIQUIDATION OR OTHERWISE, THE LIABILITY OF THE CHARGOR UNDER THIS SHARE CHARGE SHALL CONTINUE AS IF THE DISCHARGE OR THE ARRANGEMENTS HAD NOT OCCURRED.

     (C) THE SECURITY AGENT MAY CONCEDE OR COMPROMISE ANY CLAIM THAT ANY PAYMENT, SECURITY OR OTHER DISPOSITION IS LIABLE TO AVOIDANCE OR RESTORATION.

3.   FIXED CHARGE

     (A) THE CHARGOR HEREBY CHARGES WITH FULL TITLE GUARANTEE THE COLLATERAL TO THE SECURITY AGENT (FOR THE BENEFIT OF ITSELF AND THE OTHER SECURED PARTIES) BY WAY OF FIRST FIXED CHARGE AND AS A CONTINUING SECURITY FOR THE PAYMENT AND DISCHARGE OF THE SECURED OBLIGATIONS.

     (B) THE CHARGOR WILL DEPOSIT WITH THE SECURITY AGENT DURING THE SECURITY PERIOD ALL DEEDS, CERTIFICATES AND/OR DOCUMENTS OF TITLE OR OTHER EVIDENCE OF OWNERSHIP OF THE COLLATERAL, AND DECLARATIONS OF TRUST IN FAVOUR OF THE CHARGOR EXECUTED BY ALL PERSONS (OTHER THAN THE CHARGOR), TOGETHER WITH BLANK, EXECUTED STOCK TRANSFER FORMS AND ANY OTHER DOCUMENTS AS ARE NECESSARY FOR THE SECURITY AGENT TO REGISTER ITS INTEREST, OR THAT OF ITS NOMINEE, IN THE COLLATERAL. THE SECURITY AGENT MAY, UPON THIS SHARE CHARGE BECOMING ENFORCEABLE AND UPON GIVING NOTICE TO THE CHARGOR, COMPLETE SUCH TRANSFERS AND PRESENT THEM FOR REGISTRATION.

4.   REPRESENTATIONS AND WARRANTIES

     THE CHARGOR REPRESENTS AND WARRANTS THAT TO THE SECURITY AGENT THAT:

     (I) IT IS DULY INCORPORATED AND VALIDLY EXISTING UNDER THE LAWS OF ENGLAND AND WALES AND IS FULLY QUALIFIED AND EMPOWERED TO OWN ITS ASSETS AND CARRY OUT ITS BUSINESSES;

     (II) IT HAS POWER TO ENTER INTO THIS SHARE CHARGE AND TO PERFORM ITS OBLIGATIONS HEREUNDER AND HAS TAKEN ALL NECESSARY CORPORATE AND OTHER ACTION TO AUTHORISE THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS SHARE CHARGE;

     (III)THE OBLIGATIONS EXPRESSED TO BE ASSUMED BY IT IN THIS SHARE CHARGE ARE LEGAL AND VALID OBLIGATIONS BINDING ON IT IN ACCORDANCE WITH THE TERMS OF THIS SHARE CHARGE SUBJECT TO GENERAL PRINCIPLES OF LAW AFFECTING CREDITORS' RIGHTS;

     (IV) IT HAS NOT TAKEN ANY CORPORATE ACTION NOR HAVE ANY OTHER STEPS BEEN TAKEN OR LEGAL PROCEEDINGS BEEN STARTED OR THREATENED AGAINST IT FOR ITS WINDING UP, DISSOLUTION OR REORGANISATION OR FOR THE APPOINTMENT OF A RECEIVER, ADMINISTRATOR, ADMINISTRATIVE RECEIVER, TRUSTEE OR SIMILAR OFFICER OF IT OR OF ANY OR ALL OF ITS REVENUES OR ASSETS;

     (v)  THIS SHARE CHARGE CREATES THE SECURITY THAT IT PURPORTS TO CREATE;

     (VI) IT IS AND WILL BE THE REGISTERED AND BENEFICIAL OWNER OF THE COLLATERAL, FREE AND CLEAR OF ANY SECURITY AND THE SHARES ARE AND WILL BE FULLY PAID UP; AND

     (VII)THERE ARE NO RESTRICTIONS ON THE VOTING RIGHTS ASSOCIATED WITH, OR UPON THE TRANSFER TO OR BY THE SECURITY AGENT OF, ANY OF THE COLLATERAL.

5.   VOTING RIGHTS

     (A) UNLESS AND UNTIL THE OCCURRENCE OF AN EVENT OF DEFAULT, THE CHARGOR SHALL HAVE THE RIGHT TO VOTE ON THE SHARES FOR ANY PURPOSE IN A MANNER NOT INCONSISTENT WITH THE TERMS OF THIS SHARE CHARGE AND ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED PURSUANT THERETO OR IN CONNECTION THEREWITH.

     (B)  AT ANY TIME ON OR AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT:

          (i) THE SECURITY AGENT OR ITS NOMINEE MAY (IN THE NAME OF THE CHARGOR OR OTHERWISE AND WITHOUT ANY FURTHER CONSENT OR AUTHORITY ON THE PART OF THE CHARGOR) EXERCISE ALL VOTING POWERS AND OTHER RIGHTS PERTAINING TO THE COLLATERAL (INCLUDING THE RIGHT TO NOMINATE OR REMOVE A DIRECTOR) AS IF THE SECURITY AGENT WAS THE SOLE BENEFICIAL OWNER OF THE COLLATERAL; AND

          (II) THE CHARGOR SHALL (AND SHALL PROCURE THAT ITS NOMINEES SHALL) ACCEPT SHORT NOTICE FOR AND ATTEND ANY MEETING OF THE HOLDERS OF ANY COLLATERAL, APPOINT PROXIES AND EXERCISE VOTING AND OTHER RIGHTS AND POWERS EXERCISABLE BY THE HOLDER OF THE COLLATERAL AS THE SECURITY AGENT MAY DIRECT FROM TIME TO TIME.

6.   DIVIDENDS AND OTHER DISTRIBUTIONS

(A) UNLESS AND UNTIL THE OCCURRENCE OF AN EVENT OF DEFAULT, THE CHARGOR SHALL BE ENTITLED TO RECEIVE AND RETAIN ANY AND ALL DIVIDENDS AND INTEREST PAID IN RESPECT OF THE COLLATERAL.

(B)  AT ANY TIME ON OR AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT:

     (i) ALL RIGHTS OF THE CHARGOR TO RECEIVE THE DIVIDENDS AND INTEREST PAYMENTS WHICH IT WOULD OTHERWISE BE AUTHORISED TO RECEIVE AND RETAIN PURSUANT TO PARAGRAPH (A) ABOVE SHALL CEASE, AND ALL SUCH RIGHTS SHALL THEREUPON BECOME VESTED IN THE SECURITY AGENT; AND

     (II) ALL DIVIDENDS AND INTEREST PAYMENTS WHICH ARE RECEIVED BY THE CHARGOR CONTRARY TO THE PROVISIONS OF SUB-PARAGRAPH (i) OF THIS PARAGRAPH (B) SHALL BE RECEIVED IN TRUST FOR THE SECURITY AGENT, SHALL BE SEGREGATED FROM OTHER FUNDS OF THE CHARGOR AND SHALL BE PAID OVER IMMEDIATELY TO THE SECURITY AGENT.

7.   COVENANTS

THE CHARGOR COVENANTS WITH THE SECURITY AGENT THAT IT SHALL:

(A) NOT SELL, TRANSFER, ASSIGN OR OTHERWISE DISPOSE OF (OTHER THAN TO THE SECURITY AGENT OR A NOMINEE OF THE SECURITY AGENT) THE COLLATERAL OR ANY INTEREST IN ANY OF THE COLLATERAL, NOR ATTEMPT OR AGREE TO DO SO;

(B) NOT CREATE OR AGREE TO CREATE OR PERMIT TO ARISE ANY SECURITY OVER THE COLLATERAL (SAVE FOR THE SECURITY CREATED BY THIS SHARE CHARGE);

(C) NOT DO OR CAUSE OR PERMIT TO BE DONE ANYTHING WHICH MAY IN ANY WAY DEPRECIATE, JEOPARDISE OR OTHERWISE PREJUDICE THE VALUE OF THE COLLATERAL;

(D) NOTIFY THE SECURITY AGENT OF THE CONTENTS OF ANY COMMUNICATION OR DOCUMENT WHICH IT RECEIVES AS HOLDER OF ANY OF THE SHARES;

(E) ENSURE THAT THE SHARES ARE AT ALL TIMES FREE FROM ANY RESTRICTION ON TRANSFER TO OR BY THE SECURITY AGENT TO PERFECT ITS SECURITY;

(F) NOT, BY THE EXERCISE OF ANY VOTING RIGHTS OR OTHERWISE, PERMIT OR AGREE (WITHOUT THE PRIOR WRITTEN CONSENT OF THE SECURITY AGENT) TO ANY PROPOSED COMPROMISE, ARRANGEMENT, CAPITAL REORGANISATION, CONVERSION, EXCHANGE, REPAYMENT OR TAKEOVER OFFER AFFECTING OR IN RESPECT OF ANY OF THE SHARES;

(G) DULY AND PROMPTLY PAY ALL CALLS, INSTALMENTS AND OTHER PAYMENTS IN RESPECT OF THE COLLATERAL (AND IF THE CHARGOR DEFAULTS IN MAKING ANY SUCH PAYMENT, THE SECURITY AGENT MAY PAY SUCH AMOUNTS ON HIS BEHALF AND SHALL BE REIMBURSED BY THE CHARGOR).

8.   POWERS OF THE SECURITY TRUSTEE

(A) IF THE CHARGOR FAILS TO COMPLY WITH ANY OBLIGATION, COVENANT OR STIPULATION AFFECTING THE COLLATERAL (WHETHER SET OUT IN THIS SHARE CHARGE OR OTHERWISE), THE CHARGOR WILL PERMIT THE SECURITY AGENT OR ITS OFFICERS, EMPLOYEES, AGENTS OR DELEGATES TO TAKE POSSESSION OF SUCH COLLATERAL AND DO ALL SUCH THINGS AS THE SECURITY AGENT MAY REASONABLY CONSIDER NECESSARY OR DESIRABLE TO PREVENT OR REMEDY ANY BREACH OF SUCH OBLIGATION, COVENANT OR STIPULATION.

(B) THE CHARGOR WILL INDEMNIFY THE SECURITY AGENT AGAINST ALL LOSSES, LIABILITIES, COSTS AND EXPENSES PROPERLY INCURRED IN CONNECTION WITH THE EXERCISE OF THE POWERS CONTAINED IN PARAGRAPH (A) ABOVE.

9.   PROVISIONS AS TO SECURITY

9.1  FURTHER ASSURANCE

     THE CHARGOR SHALL PROMPTLY DO ALL SUCH ACTS OR EXECUTE ALL SUCH DOCUMENTS (INCLUDING ASSIGNMENTS, TRANSFERS, MORTGAGES, CHARGES, NOTICES AND INSTRUCTIONS) AS THE SECURITY AGENT MAY REASONABLY SPECIFY (AND IN SUCH FORM AS THE SECURITY AGENT MAY REASONABLY REQUIRE IN FAVOUR OF THE SECURITY AGENT OR ITS NOMINEE(s)) TO:

          (1) PERFECT THE SECURITY CREATED OR INTENDED TO BE CREATED IN RESPECT OF THE COLLATERAL OR FOR THE EXERCISE OF THE RIGHTS, POWERS AND REMEDIES OF THE SECURITY AGENT PROVIDED BY OR PURSUANT TO THIS SHARE CHARGE OR BY LAW; AND/OR

          (2)  FACILITATE THE REALISATION OF THE COLLATERAL.

9.2  CONTINUING SECURITY

(A) THE SECURITY FROM TIME TO TIME CONSTITUTED BY THIS SHARE CHARGE IS A CONTINUING SECURITY AND WILL REMAIN IN FULL FORCE AND EFFECT AS A CONTINUING SECURITY UNTIL RELEASED OR DISCHARGED BY THE SECURITY AGENT.

(B) NO PART OF THE SECURITY FROM TIME TO TIME CONSTITUTED BY THIS SHARE CHARGE WILL BE CONSIDERED SATISFIED OR DISCHARGED BY ANY INTERMEDIATE PAYMENT, DISCHARGE OR SATISFACTION OF THE WHOLE OR ANY PART OF THE SECURED OBLIGATIONS.

9.3  NON-MERGER

     EACH PART OF THE SECURITY FROM TIME TO TIME INTENDED TO BE CONSTITUTED UNDER THIS SHARE CHARGE WILL BE CUMULATIVE, IN ADDITION TO AND WILL NOT OPERATE SO AS IN ANY WAY TO LIMIT OR AFFECT (OR BE LIMITED OR AFFECTED BY) ANY OTHER RIGHT, REMEDY, SECURITY OR GUARANTEE HELD BY THE SECURITY AGENT AND/OR ANY OF THE OTHER SECURED PARTIES FOR THE SECURED OBLIGATIONS.

9.4  NO PREJUDICE

     THE SECURITY CREATED BY OR PURSUANT TO THIS SHARE CHARGE AND THE RIGHTS, POWERS AND REMEDIES OF THE SECURITY AGENT PROVIDED BY OR PURSUANT TO THIS SHARE CHARGE OR BY LAW SHALL NOT BE PREJUDICED BY ANY UNENFORCEABILITY OR INVALIDITY OF ANY OTHER AGREEMENT OR DOCUMENT OR BY ANY TIME OR INDULGENCE GRANTED TO THE CHARGOR OR ANY OTHER PERSON, OR THE SECURITY AGENT (WHETHER IN ITS CAPACITY AS TRUSTEE OR OTHERWISE) OR BY ANY VARIATION OF THE TERMS OF THE TRUST UPON WHICH THE SECURITY AGENT HOLDS THE

     SECURITY OR BY ANY OTHER THING WHICH MIGHT OTHERWISE PREJUDICE THAT SECURITY OR ANY RIGHTS, POWERS AND REMEDIES OF THE SECURITY AGENT PROVIDED BY OR PURSUANT TO THIS SHARE CHARGE OR BY LAW.

9.5  ADDITIONAL SECURITY

     THIS SHARE CHARGE IS IN ADDITION TO, AND SHALL NOT PREJUDICE OR AFFECT ANY OTHER SECURITY OR OTHER RIGHT OR REMEDY NOW OR SUBSEQUENTLY HELD BY OR IN FAVOUR OF THE SECURITY AGENT AND/OR ANY SECURED PARTY.

9.6  SECURITY HELD BY THE CHARGOR

     THE CHARGOR WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF THE SECURITY AGENT, HOLD ANY SECURITY FROM ANY OTHER PERSON IN RESPECT OF ITS LIABILITY UNDER THE TRANSACTION DOCUMENTS. THE CHARGOR WILL HOLD ANY SECURITY HELD BY IT IN BREACH OF THIS PROVISION ON TRUST FOR THE SECURITY AGENT.

10.  ENFORCEABILITY

     ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT OR IF THE CHARGOR REQUESTS THE SECURITY AGENT TO EXERCISE ANY OF ITS POWERS UNDER THIS SHARE CHARGE, THE SECURITY CREATED BY OR PURSUANT TO THIS SHARE CHARGE IS IMMEDIATELY ENFORCEABLE AND THE SECURITY AGENT MAY, WITHOUT NOTICE TO THE CHARGOR OR PRIOR AUTHORISATION FROM ANY COURT, IN ITS ABSOLUTE DISCRETION, ENFORCE ALL OR ANY PART OF THE SECURITY AT THE TIMES, IN THE MANNER AND ON THE TERMS IT THINKS FIT.

11.  ENFORCEMENT OF SECURITY

11.1. POWER OF SALE

     (A)  THE POWER OF SALE OR OTHER DISPOSAL CONFERRED ON THE SECURITY AGENT BY
          SECTION 101 OF THE LAW & PROPERTY ACT 1925, AS VARIED OR AMENDED BY THIS SHARE CHARGE SHALL ARISE (AND THE SECURED OBLIGATIONS SHALL BE DEEMED DUE AND PAYABLE FOR THAT PURPOSE) AND SHALL BE IMMEDIATELY EXERCISABLE ON THE OCCURRENCE OF AN EVENT OF DEFAULT.

     (B) THE RESTRICTIONS CONTAINED IN SECTIONS 93 AND 103 OF THE LAW OF PROPERTY ACT 1925 SHALL NOT APPLY TO THIS SHARE CHARGE OR TO THE EXERCISE BY THE SECURITY AGENT OF ITS RIGHT TO CONSOLIDATE ALL OR ANY OF THE SECURITY CREATED BY OR PURSUANT TO THIS SHARE CHARGE WITH ANY OTHER SECURITY IN EXISTENCE AT ANY TIME OR TO ITS POWER OF SALE, WHICH POWERS MAY BE EXERCISED BY THE SECURITY AGENT WITHOUT NOTICE TO THE CHARGOR ON OR AT ANY TIME AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT.

11.2 MORTGAGEE'S LIABILITY

     THE SECURITY AGENT WILL NOT BE LIABLE TO ACCOUNT AS MORTGAGEE OR MORTGAGEE IN POSSESSION IN RESPECT OF THE COLLATERAL OR BE LIABLE FOR ANY LOSS UPON REALISATION OR FOR ANY NEGLECT OR DEFAULT OF ANY NATURE WHATSOEVER IN CONNECTION WITH THE COLLATERAL FOR WHICH A MORTGAGEE OR MORTGAGEE IN POSSESSION MIGHT AS SUCH BE LIABLE, SAVE WHERE CAUSED BY THE GROSS NEGLIGENCE OR WILFUL DEFAULT OF THE SECURITY AGENT, IN WHICH CASE THE LIABILITY OF THE SECURITY AGENT WILL BE LIMITED TO THE ACTUAL LOSS SUFFERED AS A DIRECT RESULT OF SUCH GROSS NEGLIGENCE OR WILFUL DEFAULT.

11.3 DELEGATION

     (A) THE SECURITY AGENT MAY FROM TIME TO TIME DELEGATE BY POWER OF ATTORNEY OR OTHERWISE TO ANY PERSON OR CORPORATION ANY OF THE POWERS AND DISCRETIONS OF THE SECURITY AGENT UNDER THIS SHARE CHARGE WHETHER ARISING BY STATUTE, THE PROVISIONS HEREOF OR OTHERWISE UPON SUCH TERMS AND FOR SUCH PERIODS OF TIME AS IT MAY THINK FIT AND MAY DETERMINE ANY SUCH DELEGATION.

     (B) THE SECURITY AGENT WILL NOT BE LIABLE TO THE CHARGOR FOR ANY LOSS OR DAMAGE ARISING FROM ANY ACT, DEFAULT, OMISSION OR MISCONDUCT OF ANY SUCH DELEGATE AND REFERENCES IN THIS SHARE CHARGE TO THE SECURITY AGENT WILL WHERE THE CONTEXT SO ADMITS INCLUDE REFERENCES TO ANY DELEGATES SO APPOINTED.

12.  APPLICATION OF PROCEEDS

     ALL MONEYS RECEIVED OR RECOVERED BY THE SECURITY AGENT PURSUANT TO THIS SHARE CHARGE OR THE POWERS CONFERRED BY IT SHALL (SAVE AS PROVIDED IN AND SUBJECT TO THE PROVISIONS OF THE TRANSACTION DOCUMENTS AND SUBJECT TO THE CLAIMS OF ANY PERSON HAVING PRIOR RIGHTS THERETO) BE APPLIED:

     (A) FIRST IN THE PAYMENT OF THE COSTS, CHARGES AND EXPENSES INCURRED AND PAYMENTS MADE BY THE SECURITY AGENT UNDER OR IN CONNECTION WITH THIS SHARE CHARGE AND/OR THE EXERCISE BY THE SECURITY AGENT OF ANY OF ITS RIGHTS HEREUNDER;

     (B) SECOND IN OR TOWARDS THE PAYMENT OR DISCHARGE OF SUCH OF THE SECURED OBLIGATIONS IN SUCH ORDER AS THE SECURITY AGENT IN ITS ABSOLUTE DISCRETION MAY FROM TIME TO TIME DETERMINE; AND

     (C) THIRD, AFTER ALL THE SECURED OBLIGATIONS HAVE BEEN PAID OR DISCHARGED IN FULL, IN PAYMENT OF ANY SURPLUS TO THE CHARGOR OR OTHER PERSON ENTITLED TO IT.

13.  POWER OF ATTORNEY

13.1 APPOINTMENT AND POWERS

     THE CHARGOR BY WAY OF SECURITY IRREVOCABLY APPOINTS THE SECURITY AGENT SEVERALLY TO BE ITS ATTORNEY AND IN ITS NAME, ON ITS BEHALF AND AS ITS ACT AND DEED TO EXECUTE, DELIVER AND PERFECT ALL DOCUMENTS AND DO ALL THINGS WHICH THE ATTORNEY MAY CONSIDER TO BE REQUIRED OR DESIRABLE FOR:

     (A) CARRYING OUT ANY OBLIGATION IMPOSED ON THE CHARGOR BY THIS SHARE CHARGE (INCLUDING THE EXECUTION AND DELIVERY OF ANY DEEDS, CHARGES, ASSIGNMENTS OR OTHER SECURITY AND ANY TRANSFERS OF THE COLLATERAL); AND

     (B) ENABLING THE SECURITY AGENT TO EXERCISE, OR DELEGATE THE EXERCISE OF, ANY OF THE RIGHTS, POWERS AND AUTHORITIES CONFERRED ON THEM BY OR PURSUANT TO THIS SHARE CHARGE OR BY LAW (INCLUDING, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, THE EXERCISE OF ANY RIGHT OF A LEGAL OR BENEFICIAL OWNER OF THE COLLATERAL).

13.2 RATIFICATION

     THE CHARGOR SHALL RATIFY AND CONFIRM ALL THINGS DONE AND ALL DOCUMENTS EXECUTED BY ANY ATTORNEY IN THE EXERCISE OR PURPORTED EXERCISE OF ALL OR ANY OF HIS POWERS.

14.  NEW ACCOUNTS

14.1 SUBSEQUENT SECURITY

     IF THE SECURITY AGENT AT ANY TIME RECEIVES NOTICE OF ANY SUBSEQUENT SECURITY OR OTHER LIKE INTEREST, MATTER, EVENT OR TRANSACTION AFFECTING ANY PART OF IT, THE SECURITY AGENT MAY OPEN A NEW ACCOUNT OR ACCOUNTS FOR THE CHARGOR IN ITS BOOKS.

14.2 PRESUMPTION

     IF THE SECURITY AGENT DOES NOT OPEN ANY SUCH NEW ACCOUNT THEN, UNLESS IT GIVES EXPRESS WRITTEN NOTICE TO THE CHARGOR TO THE CONTRARY, THE SECURITY AGENT WILL BE TREATED AS IF IT HAD IN FACT OPENED SUCH ACCOUNT OR ACCOUNTS AT THE TIME WHEN IT RECEIVED SUCH NOTICE AND AS FROM THAT TIME AND UNLESS SUCH EXPRESS WRITTEN NOTICE IS GIVEN TO THE CHARGOR ALL PAYMENTS BY OR ON BEHALF OF THE CHARGOR TO THE SECURITY AGENT WILL (IN THE ABSENCE OF ANY EXPRESS CONTRARY APPROPRIATION BY THE CHARGOR) BE CREDITED OR TREATED AS HAVING BEEN CREDITED TO A NEW ACCOUNT OF THE CHARGOR AND NOT AS HAVING BEEN

     APPLIED IN REDUCTION OF THE CHARGER'S INDEBTEDNESS AND OTHER LIABILITIES TO THE SECURITY AGENT AT THE TIME WHEN SUCH NOTICE WAS RECEIVED.

15.  SUSPENSE ACCOUNTS

15.1 MONEYS RECEIVED

     ALL MONEYS RECEIVED, RECOVERED OR REALISED BY THE SECURITY AGENT UNDER THIS SHARE CHARGE (INCLUDING THE PROCEEDS OF ANY CONVERSION OF CURRENCY) MAY IN THE DISCRETION OF THE SECURITY AGENT BE CREDITED TO ANY INTEREST BEARING SUSPENSE OR IMPERSONAL ACCOUNT MAINTAINED WITH ANY BANK, BUILDING SOCIETY OR FINANCIAL INSTITUTION AS IT CONSIDERS APPROPRIATE AND MAY BE HELD IN SUCH ACCOUNT FOR SO LONG AS THE SECURITY AGENT MAY THINK FIT PENDING THEIR APPLICATION FROM TIME TO TIME (AS THE SECURITY AGENT IS ENTITLED TO DO IN ITS DISCRETION) IN OR TOWARDS THE DISCHARGE OF ANY OF THE SECURED OBLIGATIONS AND SAVE AS PROVIDED HEREIN NO PARTY WILL BE ENTITLED TO WITHDRAW ANY AMOUNT AT ANY TIME STANDING TO THE CREDIT OF ANY SUSPENSE OR IMPERSONAL ACCOUNT REFERRED TO ABOVE, PROVIDED ALWAYS THAT:

     (A) ANY AMOUNTS STANDING TO THE CREDIT OF ANY SUCH SUSPENSE OR IMPERSONAL ACCOUNT SHALL BEAR INTEREST AT THE MARKET RATE PAYABLE FROM TIME TO TIME BY THE SECURITY AGENT FOR DEPOSITS OF A SIMILAR AMOUNT AND MATURITY; AND

     (B) THE SECURITY AGENT SHALL APPLY ALL SUCH MONEYS STANDING TO THE CREDIT OF SUCH SUSPENSE OR IMPERSONAL ACCOUNT IN PAYMENT AND DISCHARGE OF THE SECURED OBLIGATIONS AS SOON AS THE AMOUNT STANDING TO THE CREDIT OF SUCH SUSPENSE OR IMPERSONAL ACCOUNT IS SUFFICIENT TO DISCHARGE IN FULL EACH AND ALL OF THE SECURED OBLIGATIONS.

15.2 APPLICATION

     WITHOUT PREJUDICE TO ITS RIGHTS UNDER THIS SHARE CHARGE OR AT LAW, THE SECURITY AGENT SHALL APPLY ALL MONIES REFERRED TO IN CLAUSE 15.1 (MONEYS RECEIVED) AS SOON AS REASONABLY PRACTICABLE IN ACCORDANCE WITH CLAUSE 12 (APPLICATION OF PROCEEDS).

16.  SET OFF

     (A) THE CHARGOR AUTHORISES THE SECURITY AGENT, AT ANY TIME ON OR AFTER THE DATE THIS SHARE CHARGE BECOMES ENFORCEABLE IN ACCORDANCE WITH CLAUSE 10 (ENFORCEABILITY) AND WITHOUT PRIOR NOTICE TO THE CHARGOR, TO APPLY ANY CREDIT BALANCE (WHETHER OR NOT THEN DUE) TO WHICH


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

          THE CHARGOR IS AT ANY TIME BENEFICIALLY ENTITLED ON ANY ACCOUNT AT ANY OFFICE OF THE SECURITY AGENT IN OR TOWARDS SATISFACTION OF THE SECURED OBLIGATIONS.

     (B) THE SECURITY AGENT MAY MAKE SUCH APPLICATION NOTWITHSTANDING ANY SPECIFIED MATURITY OF ANY DEPOSITS STANDING TO THE CREDIT OF ANY ACCOUNT OF THE CHARGOR WITH THE SECURITY AGENT.

     (C) FOR THE PURPOSES OF PARAGRAPH (A) ABOVE THE SECURITY AGENT IS AUTHORISED TO PURCHASE WITH THE MONEYS STANDING TO THE CREDIT OF ANY SUCH ACCOUNT SUCH OTHER CURRENCIES AS MAY BE NECESSARY TO EFFECT SUCH APPLICATION.

     (D) THE SECURITY AGENT SHALL NOT BE OBLIGED TO EXERCISE ANY OF ITS RIGHTS UNDER THIS CLAUSE 16 (SET- OFF) WHICH SHALL BE WITHOUT PREJUDICE TO AND IN ADDITION TO ANY RIGHTS OF SET-OFF, COMBINATION OF ACCOUNTS, CONSOLIDATION OR OTHER RIGHTS TO WHICH IT IS AT ANY TIME OTHERWISE ENTITLED (WHETHER BY OPERATION OF LAW, CONTRACT OR OTHERWISE).

17.  TRANSFERS

     THE CHARGOR MAY NOT ASSIGN OR OTHERWISE TRANSFER ITS RIGHTS AND OBLIGATIONS UNDER THIS SHARE CHARGE.

18.  RELEASE OF SECURITY

     UPON THE EARLIER TO OCCUR OF (i) EXPIRY OF THE SECURITY PERIOD, AND (II) THE DATE ON WHICH A QUALIFIED IPO (AS DEFINED IN THE NOTES) IS CONSUMMATED (OR AT A TIME OTHERWISE APPROVED BY THE SECURITY AGENT IN ACCORDANCE WITH, SAVE AS PROVIDED IN, AND SUBJECT TO THE PROVISIONS OF THE TRANSACTION DOCUMENTS), THE SECURITY AGENT WILL, AT THE REQUEST AND COST OF THE CHARGOR, RELEASE, REASSIGN OR DISCHARGE (AS APPROPRIATE) THE COLLATERAL FROM THE SECURITY CREATED BY THIS SHARE CHARGE WITHOUT RECOURSE OR WARRANTY.

19.  MISCELLANEOUS

19.1 WAIVER OF DEFENCES

     THE OBLIGATIONS OF THE CHARGOR UNDER THIS SHARE CHARGE AND THIS SECURITY WILL NOT BE AFFECTED BY ANY ACT, OMISSION, MATTER OR THING WHICH, BUT FOR THIS CLAUSE 19.1 (WAIVER OF DEFENCES), WOULD REDUCE RELEASE OR PREJUDICE ANY OF ITS OBLIGATIONS UNDER THIS SHARE CHARGE AND THIS SECURITY AND WHETHER OR NOT KNOWN TO THE CHARGOR OR THE SECURITY AGENT INCLUDING:

     (A) ANY TIME, WAIVER, INDULGENCE OR CONSENT GRANTED TO, OR COMPOSITION WITH, THE BORROWER OR OTHER PERSON;

     (B) THE RELEASE OF THE CHARGOR OR ANY OTHER PERSON UNDER THE TERMS OF ANY COMPOSITION OR ARRANGEMENT WITH ANY CREDITOR OF ANY MEMBER OF THE GROUP OF COMPANIES TO WHICH THE CHARGOR BELONGS;

     (C) THE TAKING, VARIATION, COMPROMISE, EXCHANGE, RENEWAL OR RELEASE OF, OR REFUSAL OR NEGLECT TO PERFECT, TAKE UP OR ENFORCE, ANY RIGHTS AGAINST, OR SECURITY OVER ASSETS OF, THE BORROWER OR OTHER PERSON OR ANY NON-PRESENTMENT OR NON-OBSERVANCE OF ANY FORMALITY OR OTHER REQUIREMENT IN RESPECT OF ANY INSTRUMENTS OR ANY FAILURE TO REALISE THE FULL VALUE OF ANY SECURITY;

     (D) ANY INCAPACITY OR LACK OF POWERS, AUTHORITY OR LEGAL PERSONALITY OF OR DISSOLUTION OR CHANGE IN THE MEMBERS OR STATUS OF, THE BORROWER OR ANY OTHER PERSON;

     (E) ANY AMENDMENT (HOWEVER FUNDAMENTAL) OR REPLACEMENT OF ANY DOCUMENT OR SECURITY;

     (F) ANY UNENFORCEABILITY, ILLEGALITY OR INVALIDITY OF ANY OBLIGATION OF ANY PERSON UNDER ANY DOCUMENT OR SECURITY; AND

     (G)  ANY INSOLVENCY OR SIMILAR PROCEEDINGS.

19.2 IMMEDIATE RECOURSE

     THE CHARGOR WAIVES ANY RIGHT IT MAY HAVE OF FIRST REQUIRING THE SECURITY AGENT (OR ANY TRUSTEE OR AGENT ON ITS BEHALF) TO PROCEED AGAINST OR ENFORCE ANY OTHER RIGHTS OR SECURITY OR CLAIM PAYMENT FROM ANY OTHER PERSON BEFORE CLAIMING FROM THE CHARGOR UNDER THIS SHARE CHARGE. THIS WAIVER APPLIES IRRESPECTIVE OF ANY LAW OR ANY PROVISION OF THIS SHARE CHARGE TO THE CONTRARY.

19.3 NON-COMPETITION

     UNTIL THE END OF THE SECURITY PERIOD, THE CHARGOR WILL NOT EXERCISE ANY RIGHTS WHICH IT MAY HAVE BY REASON OF PERFORMANCE BY IT OF ITS OBLIGATIONS UNDER THIS SHARE CHARGE:

     (A)  TO BE INDEMNIFIED BY THE BORROWER;

     (B) TO CLAIM ANY CONTRIBUTION FROM ANY GUARANTOR OF ANY OBLIGATIONS UNDER THIS SHARE CHARGE; OR

     (C) THE BENEFIT (IN WHOLE OR IN PART AND WHETHER BY WAY OF SUBROGATION OR OTHERWISE) OF ANY RIGHT OF THE SECURITY AGENT UNDER THIS SHARE CHARGE OR OF ANY OTHER GUARANTEE OR SECURITY TAKEN PURSUANT TO, OR IN CONNECTION WITH, THIS SHARE CHARGE BY THE SECURITY AGENT.

19.4 NO LIABILITY

     THE SECURITY AGENT AND ITS NOMINEE(S) WILL NOT BE LIABLE BY REASON OF TAKING ANY ACTION PERMITTED BY THIS SHARE CHARGE OR ANY NEGLECT OR DEFAULT IN CONNECTION WITH THE COLLATERAL OR TAKING POSSESSION OF OR REALISING ALL OR ANY PART OF THE COLLATERAL, EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR WILFUL DEFAULT UPON ITS PART.

19.5 THIRD PARTY RIGHTS

     THE PARTIES TO THIS SHARE CHARGE DO NOT INTEND THAT ANY TERM OF THIS SHARE CHARGE SHOULD BE ENFORCEABLE, BY VIRTUE OF THE CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999, BY ANY PERSON WHO IS NOT A PARTY TO THIS SHARE CHARGE.

19.6 COUNTERPARTS

     THIS SHARE CHARGE MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, AND THIS HAS THE SAME EFFECT AS IF THE SIGNATURES ON THE COUNTERPARTS WERE ON A SINGLE COPY OF THIS SHARE CHARGE.

20.  NOTICES

20.1 A DEMAND, NOTICE OR OTHER COMMUNICATION TO THE CHARGOR IN CONNECTION WITH THIS SHARE CHARGE:

          (I)  SHALL BE IN WRITING; AND

          (II) SHALL BE LEFT AT OR SENT BY FACSIMILE OR PREPAID ORDINARY POST (AIRMAIL IF POSTED TO A PLACE OUTSIDE THE UNITED KINGDOM) TO THE CHARGOR ADDRESSED TO THE PERSON AT THE ADDRESS IDENTIFIED WITH ITS SIGNATURE BELOW.

20.2 A DEMAND, NOTICE OR OTHER COMMUNICATION SHALL TAKE EFFECT FROM THE TIME IT IS RECEIVED (OR IF EARLIER THE TIME IT IS DEEMED TO BE RECEIVED IN ACCORDANCE WITH CLAUSE 20.3) UNLESS A LATER TIME IS SPECIFIED IN IT.

20.3 A LETTER OR FACSIMILE IS DEEMED TO BE RECEIVED:

          (I) IN THE CASE OF A POSTED LETTER UNLESS ACTUALLY RECEIVED EARLIER ON THE SECOND (OR FIFTH, IF POSTED TO A PLACE OUTSIDE THE UNITED KINGDOM) DAY AFTER POSTING; AND

          (II) IN THE CASE OF FACSIMILE ON PRODUCTION OF A TRANSMISSION REPORT FROM THE MACHINE FROM WHICH THE FACSIMILE WAS SENT WHICH INDICATES THAT THE FACSIMILE WAS SENT IN ITS ENTIRETY TO THE FACSIMILE NUMBER OF THE RECIPIENT.

21.  GOVERNING LAW

21.1 GOVERNING LAW

     THIS DEED IS GOVERNED BY, AND WILL BE CONSTRUED IN ACCORDANCE WITH, ENGLISH LAW.

22.  JURISDICTION

22.1 SUBMISSION TO JURISDICTION

     THE CHARGOR IRREVOCABLY AGREES FOR THE BENEFIT OF THE SECURITY AGENT THAT THE COURTS OF ENGLAND AND/OR ANY OF THE FEDERAL OR STATE COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN WILL HAVE JURISDICTION TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING, AND TO SETTLE ANY DISPUTES WHICH MAY ARISE OUT OF, OR IN CONNECTION WITH, THIS SHARE CHARGE AND, FOR THAT PURPOSE, IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS.

22.2 FORUM

     THE CHARGOR IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MIGHT NOW OR HEREAFTER HAVE TO ANY OF THE COURTS REFERRED TO IN CLAUSE 22.1 BEING NOMINATED AS THE FORUM TO HEAR AND DETERMINE ANY SUIT, ACTION OR PROCEEDING, AND TO SETTLE ANY DISPUTES WHICH MAY ARISE OUT OF, OR IN CONNECTION WITH, THIS SHARE CHARGE AND AGREES NOT TO CLAIM THAT ANY SUCH COURT IS NOT A CONVENIENT OR INAPPROPRIATE FORUM.

22.3 OTHER COMPETENT JURISDICTIONS

     THE SUBMISSION TO THE JURISDICTION OF THE COURTS REFERRED TO IN CLAUSE 22.1 WILL NOT (AND IS NOT TO BE CONSTRUED SO AS TO) LIMIT THE RIGHT OF THE SECURITY AGENT TO TAKE PROCEEDINGS AGAINST THE CHARGOR IN ANY OTHER COURT OF COMPETENT JURISDICTION, NOR WILL THE TAKING OF PROCEEDINGS IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE TAKING OF PROCEEDINGS IN ANY OTHER JURISDICTION, WHETHER CONCURRENTLY OR NOT.

22.4 CONSENT TO ENFORCEMENT

     THE CHARGOR HEREBY CONSENTS IN RESPECT OF ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS SHARE CHARGE, TO THE GIVING OF ANY RELIEF, OR THE ISSUE OF ANY PROCESS IN

     CONNECTION WITH SUCH ACTION OR PROCEEDING INCLUDING, WITHOUT LIMITATION, THE MAKING, ENFORCEMENT OR EXECUTION AGAINST ANY PROPERTY WHATSOEVER (IRRESPECTIVE OF ITS USE OR INTENDED USE) OF ANY ORDER OR JUDGMENT WHICH MAY BE MADE OR GIVEN IN SUCH ACTION OR PROCEEDING.

22.5 WAIVER OF INDEMNITY

     TO THE EXTENT THAT THE CHARGOR MAY IN ANY JURISDICTION CLAIM FOR ITSELF OR ITS ASSETS, IMMUNITY FROM SUIT, EXECUTION, ATTACHMENT (WHETHER IN AID OF EXECUTION, BEFORE JUDGMENT OR OTHERWISE) OR OTHER LEGAL PROCESS AND, TO THE EXTENT THAT IN ANY SUCH JURISDICTION THERE MAY BE ATTRIBUTED TO ITSELF OR ITS ASSETS SUCH IMMUNITY (WHETHER OR NOT CLAIMED), THE CHARGOR HEREBY IRREVOCABLY AGREES THAT IT WILL NOT CLAIM, AND HEREBY IRREVOCABLY WAIVES, SUCH IMMUNITY TO THE FULL EXTENT PERMITTED BY THE LAW OF SUCH JURISDICTION.

23.  RELATIONSHIP WITH SECURITIES PURCHASE AGREEMENT - OVERRIDING PROVISIONS

23.1 IT IS ACKNOWLEDGED AND AGREED THAT:

     (A) IF THERE IS ANY INCONSISTENCY OR CONFLICT BETWEEN THE PROVISIONS OF THIS SHARE CHARGE AND THOSE OF THE SECURITIES PURCHASE AGREEMENT, THEN, SUBJECT TO CLAUSE 23.1(B), THE PROVISIONS OF THE SECURITIES PURCHASE AGREEMENT SHALL PREVAIL;

     (B) THE PROVISIONS OF CLAUSE 23.1(A) SHALL NOT APPLY SO AS TO OVERRIDE ANY PROVISIONS OF THIS SHARE CHARGE WHICH ARE NECESSARY TO ENABLE THE SECURITY AGENT TO ENFORCE THE SECURITY GRANTED BY THIS SHARE CHARGE IN ACCORDANCE WITH ITS TERMS; AND

     (C) THE PROVISIONS OF THIS CLAUSE 23 SHALL OVERRIDE AND TAKE PRECEDENCE OVER ALL OTHER PROVISIONS IN THIS SHARE CHARGE IRRESPECTIVE OF THEIR TERMS.

THIS SHARE CHARGE HAS BEEN EXECUTED AS A DEED BY THE PARTIES LISTED IN THE EXECUTION PAGE AT THE END OF THIS SHARE CHARGE ON THE DATE WRITTEN ON THE FIRST PAGE OF THIS SHARE CHARGE.

                                 EXECUTION PAGES

IN WITNESS WHEREOF THIS SHARE CHARGE HAS BEEN EXECUTED THE DAY AND YEAR FIRST BEFORE WRITTEN.

EXECUTED (BUT NOT DELIVERED UNTIL THE
DATE HEREOF BY MITEL NETWORKS
HOLDINGS LIMITED AND SIGNED BY
TWO DIRECTORS OR A DIRECTOR AND THE SECRETARY

                      DIRECTOR              /s/ Graham Bevington
                                               ----------------------
                                                Graham Bevington

                DIRECTOR                    /s/ Steve Spooner
                                               ----------------------
                                                Steve Spooner

NOTICE DETAILS

          ADDRESS:             MITEL BUSINESS PARK
                               PORTSKEWETT
                               CALDICOT
                               GWENT NP26 5YR
          FAX NO.:             0870 909 4040
          TEL. NO.:            0870 909 2020
          ATTENTION:           CHRIS CRANE


EXECUTED (BUT NOT DELIVERED UNTIL THE               HIGHBRIDGE INTERNATIONAL LLC
DATE HEREOF BY THE SECURITY AGENT
ACTING BY ITS DULY AUTHORIZED SIGNATORIES           BY: HIGHBRIDGE CAPITAL
                                                    MANAGEMENT, LLC

                                            BY:
                                               --------------------------------
                                                NAME: ARI J. STORCH
                                                TITLE: MANAGING DIRECTOR

                                 EXECUTION PAGES

IN WITNESS WHEREOF THIS SHARE CHARGE HAS BEEN EXECUTED THE DAY AND YEAR FIRST BEFORE WRITTEN.

EXECUTED (BUT NOT DELIVERED UNTIL THE
DATE HEREOF BY MITEL NETWORKS
HOLDINGS LIMITED AND SIGNED BY
TWO DIRECTORS OR A DIRECTOR AND THE SECRETARY

                                                    DIRECTOR
                                                            -------------------

                                          DIRECTOR/SECRETARY
                                                            -------------------

NOTICE DETAILS

          ADDRESS:             MITEL BUSINESS PARK
                               PORTSKEWETT
                               CALDICOT
                               GWENT NP26 5YR
          FAX NO.:             0870 909 4040
          TEL. NO.:            0870 909 2020
          ATTENTION:           CHRIS CRANE

EXECUTED (BUT NOT DELIVERED UNTIL THE               HIGHBRIDGE INTERNATIONAL LLC
DATE HEREOF BY THE SECURITY AGENT
ACTING BY ITS DULY AUTHORIZED SIGNATORY             BY: HIGHBRIDGE CAPITAL
                                                    MANAGEMENT, LLC

                                                    BY: /s/ Adam J. Chill
                                                       -------------------------
                                                    NAME: ADAM J. Chill
                                                    TITLE: MANAGING DIRECTOR

MITEL NETWORKS LIMITED HEREBY ACKNOWLEDGES RECEIPT OF A COPY OF THE FOREGOING SHARE CHARGE, AGREES PROMPTLY TO NOTE ON ITS BOOKS THE SECURITY INTERESTS GRANTED UNDER SUCH SHARE CHARGE, AND WAIVES ANY RIGHTS OR REQUIREMENT AT ANY TIME HEREAFTER TO RECEIVE A COPY OF SUCH SHARE CHARGE IN CONNECTION WITH THE REGISTRATION OF ANY COLLATERAL IN THE NAME OF THE SECURITY AGENT OR ITS NOMINEE OR THE EXERCISE OF VOTING RIGHTS BY THE SECURITY AGENT OR ITS NOMINEE.

EXECUTED AS A DEED BY )
MITEL NETWORKS        )
LIMITED               )
                      )
                      )
                         /s/ Graham Bevington
                         ------------------------------------
                         Director Graham Bevington

                         /s/ Steve Spooner

                         ------------------------------------
                         Director